Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" in this Registration Statement (Amendment No. 1 to Form S-3) and related Prospectus of GoHealth, Inc. for the registration of Class A common stock and to the incorporation by reference therein of our report dated February 27, 2025, with respect to the consolidated financial statements of GoHealth, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2024, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Chicago, Illinois November 26, 2025